EIGHTH AMENDMENT TO
            CONNECTICUT NATURAL GAS CORPORATION EMPLOYEE SAVINGS PLAN (As Amended and Restated Effective As Of January 1, 1989)


        The Connecticut Natural Gas Corporation Employee Savings Plan is hereby amended as follows:
        1. The effective date of Section 2 of the Seventh Amendment to the Plan, adding Section 11.04 to the Plan entitled "Participant Loans", is hereby changed from April 1, 1998 to May 1, 1998.
        2. Section 5.01 is amended to read as follows, effective as of the d date set forth in Section 3 of this Amendment:

             "5.01 The Company shall contribute for the benefit of each Participant an amount equal to whichever of the following amounts is applicable:

                  (a) seventy-five percent (75%) of the Participant's Compensation during the Payroll Period up to six percent (6%) of Compensation (maximum matching contribution of 4.5% of Compensation) in the case of a Participant who as of June 30 of the applicable calendar year had (or will have) either (i) attained the age of forty-five (45) years or (ii) completed twenty
        (20) years of Continuous Service; and

                  (b)  fifty percent (50%) of the Participant's
        Compensation during the Payroll Period up to six percent (6%) of Compensation (maximum matching contribution of 3% of Compensation) with respect to all other Participants.

                  (c) Such contributions need not be made out of net operating profits; the Plan is intended to be a discretionary contribution plan in accordance with Section 401(a)(27) of the Code, and is not intended to be a plan subject to the funding requirements of Section 412 of the Code.

                  (d) The matching levels for a calendar year shall be determined as of June 30 of that year, based upon whether the Participant either has satisfied the requirements or is expected to satisfy the requirements as of that date.

                  (e) Participants shall be permitted to change their level of CODA contribution without regard to the requirement that only one change be made in any twelve (12) month period, provided that such change is made effective as of the effective date of this Amendment, as set forth in Section 2 below."

        3. The provisions of Section 2 of this Amendment are effective as of May 1, 1998.
        IN WITNESS WHEREOF, the Connecticut Natural Gas Corporation executes this Eighth Amendment this 1st day of April, 1998.

   ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION


   Eileen Sheehan                By Jean S. McCarthy
   --------------------------    -----------------------------------
   Sr. Benefits Analyst            Its AVP Human Resources



        The undersigned, as President of Connecticut Natural Gas Corporation and in accordance with Section 3 of the Seventh Amendment to the Connecticut Natural Gas Corporation Employee Savings Plan, hereby consents to and approves of the modification set forth in Section 1 of this Eighth Amendment, delaying the effective date of the Participant loan provision from April 1, 1998 to May 1, 1998.

   April 2, 1998                 Arthur C. Marquardt
   -------------------           --------------------------------
         Date                    Arthur C. Marquardt
                                 President, Connecticut Natural
                                  Gas Corporation